CONSENT OF INDEPENDENT ACCOUNTANTS
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We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N1-A of our report dated August 20, 2001, relating to the financial statements and financial highlights which appears in the June 30, 2001 Annual Report to Shareholders of The Hirtle Callaghan Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 30, 2001